Exhibit 10.6



PRIVATE & CONFIDENTIAL


October 1, 2002


Graham L. Rosenberg
35 Abbeywood Trail
Toronto, Ontario
M3B 3B4


Dear Graham,

I am pleased to offer you a position with MDC Corporation Inc. ("MDC" or the "Company") and I would like to take this opportunity to outline the terms of your employment.


Title:                                 Executive Vice President

Start Date:                            October 1, 2002

Reports to:                            Chairman,  President & Chief Executive
                                       Officer of MDC  Corporation,
                                       Miles S. Nadal

Executive Management Committee:        You will be a member of MDC's Executive
                                       Management Committee

Duties and Responsibilities:           Your  overall  responsibilities  will
                                       include working directly on developing and building all aspects of MDC including:

                                       o   Strategic planning;

                                       o   The development of new investment
                                           platforms;

                                       o   Corporate development matters,
                                           including completing certain M&A
                                           initiatives for the Company and its
                                           subsidiaries;

                                       o   Corporate finance matters, including
                                           completing capital raisings for the
                                           Company and its subsidiaries; and

                                       o   Expanding the Company's existing
                                           relationships with North America
                                           capital providers and developing new
                                           ones.

                                       More specifically, your initial
                                       responsibilities shall include:

                                       o   MDC's investment in Custom Direct,
                                           Inc. and leading the related income
                                           trust initiative; o MDC's investment
                                           in Maxxcom Inc.; and

                                       o   Assuming a leadership role in the
                                           ongoing strategic planning for the
                                           future of the Company.

Salary                                 Your salary shall be as follows:

                                       $250,000 per annum for the period from
                                       the Start Date to December 31, 2002;

                                       $300,000 per annum for the period from
                                       January 1 to December 31, 2003; and

                                       $325,000 per annum for the period from
                                       January 1 to December 31, 2004.

                                       Your Salary for the period beginning
                                       January 1, 2005 shall be negotiated in
                                       good faith at the time and shall in no
                                       circumstances be less than $325,000 per
                                       annum.

Bonus:                                 Up to 100% of your Salary based on
                                       your performance during each fiscal year ending December 31, comprising of a guaranteed element and a non guaranteed element.

                                       Guaranteed Bonus
                                       ----------------
                                       You shall be entitled to a Guaranteed
                                       Bonus which shall be paid to you on a
                                       quarterly basis, prorated accordingly.

                                       Your Guaranteed Bonus for the period from the Start Date to December 31, 2004 shall be as follows:

                                       $125,000 per annum for the period from
                                       the Start Date to December 31, 2002;

                                       $75,000 per annum for the period from
                                       January 1 to December 31, 2003; and

                                       $50,000 per annum for the period from
                                       January 1 to December 31, 2004.

                                       Non Guaranteed Bonus
                                       --------------------
                                       This portion of your bonus shall be paid to you annually (during the first quarter of the year following the applicable fiscal year), prorated accordingly. The maximum amount achievable under the Non Guaranteed Bonus shall be the difference between up to 100% of your Salary and the amount paid to you as a Guaranteed Bonus during the relevant fiscal period.

                                       Evaluating your performance for purposes of determining your Non Guaranteed Bonus shall be based upon criteria established by the Board acting reasonably that have been communicated to you within a reasonable period of time from commencement of the relevant fiscal year (which shall in no case be later than the end of the first quarter of such year).

                                       The criteria for purposes of determining your Non Guaranteed Bonus for the year ending December 31, 2002 shall be as follows: (i) Successful completion of the Custom Direct Income Fund; and (ii) Leadership in the ongoing Strategic Planning for the future of the "Company"

                                       Notwithstanding the above, it is agreed
                                       that for each of the years ending
                                       December 31, 2004, the maximum amount of your Non Guaranteed Bonus shall be $125,000.

Clairvest Share Loan:                  MDC will provide you with a loan of up to
                                       $207,500 to refinance the existing share loan that has been provided by Clairvest to acquire shares in that company. The loan will be recourse to you and be repayable in a lump sum on September 30, 2005. The loan will be secured by the shares in Clairvest that you own and are pledged to support the existing loan.
                                       Interest on the amount borrowed will be
                                       payable annually on September 30 at the
                                       Prime Rate, as determined from time to
                                       time by the Royal Bank of Canada. Stock
                                       Options ("Options"), Stock Appreciation
                                       Rights ("SAR") and Long Term Incentive
                                       Plan ("LTIP"): You will be granted
                                       Options to acquire common shares of MDC
                                       at the market price on the date thereof, on or before January 31, 2003.

                                       You will be also be entitled to
                                       participate along with other Executive
                                       Management in any and all SAR or LTIP's
                                       the Company enters into. Your
                                       participation in these plans will be
                                       negotiated in good faith between us
                                       before January 31, 2003.

                                       For greater certainty, you will be
                                       eligible to participate in the LTIP pool established for Custom Direct, Inc. in recognition of your significant contribution to the income that initiative and its relevance to MDC. Your allocation under the LTIP will be paid to you in cash and the timing shall be concurrent with payments to other participants.

                                       You will retain the options of Maxxcom
                                       Inc. that have been granted to you on
                                       terms consistent with your agreement with Maxxcom Inc.

Car Allowance:                         You will be provided with a car allowance
                                       of $1,000. per month to cover the costs
                                       related to the use of your vehicle in the performance of your duties and will be reimbursed for your parking expenses;

Benefits:                              You will be entitled to all other
                                       benefits generally made available to
                                       Executive Management of the Company
                                       including four weeks vacation annually.

Expense Reimbursement:                 You will be reimbursed for travel, mobile
                                       phone and entertainment expenses incurred by you in the performance of your duties including your professional dues.

Club Memberships:                      The Company will reimburse you for club
                                       dues and related expenses of up to $5,000 annually.

Severance:                             If your employment is terminated without
                                       cause, you will be entitled to the
                                       following severance:

                                       o   If your employment is terminated
                                           without cause on or before July 9,
                                           2004, you will be entitled to receive
                                           your Total Remuneration for the
                                           greater of 12 months or the number of
                                           months remaining, until July 9, 2004
                                           .

                                       o   If your employment is terminated any
                                           time after July 9, 2004 you will be
                                           entitled to receive 12 months Total
                                           Remuneration plus the equivalent of
                                           one month's Total Remuneration for
                                           each full year of service with MDC up
                                           to a maximum of 18 months. For
                                           purposes of this sub-clause, your
                                           employment with MDC shall be deemed
                                           to have commenced on July 10, 2001.

                                       For the purpose of this clause "Total
                                       Remuneration" means Salary and Bonus
                                       earned, based on the best of your last
                                       three years ending on the date of notice of termination. Total Remuneration shall be deemed to include the Total Remuneration you earned at Maxxcom Inc. between November 1, 2001 and September 30, 2002. Benefits shall continue for a period of up to 12 months after notice of termination.

                                       For greater certainty, Bonus shall be
                                       deemed to be the amounts referred to in
                                       "Bonus" on page 2 herein only (and shall include similar amounts earned by you at Maxxcom) and shall exclude any LTIP payments.

If this offer is acceptable would you please acknowledge your agreement with the above by signing on the space provided below.

Yours truly,



______________________
Miles S. Nadal
Chairman

The foregoing terms are accepted and agreed to this 1st day of October, 2002.

______________________
Graham L.Rosenberg